UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2023

Inari Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 15, 2023, Inari Medical, Inc. (the “Company”) announced that it closed its acquisition (the “Acquisition”) of LimFlow S.A., a French limited liability company (société anonyme) (“LimFlow”) pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”) entered into on October 31, 2023, by and among Lombardi Sub, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (the “Purchaser”), the Company, as guarantor of Purchaser’s financial obligations, equity holders of LimFlow (the “Sellers”) and Shareholder Representative Services LLC, a Colorado limited liability company. Pursuant to the terms of the Purchase Agreement, LimFlow became an indirect wholly-owned subsidiary of the Company.

The Company filed a Current Report on Form 8-K on November 15, 2023 (the “Initial Report”) in which the Company disclosed, among other information, its intention to file the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) as part of an amendment to the Initial Report no later than 71 calendar days after the required filing date of the Initial Report. This Current Report on Form 8-K/A amends the Initial Report to include certain financial statements of LimFlow and certain pro forma financial information as required by Item 9.01, which are filed as exhibits hereto and are incorporated herein by reference. No disclosure of the text of Item 2.01, Item 7.01 or Item 9.01(d) of the Initial Report was changed as a result of this Current Report on Form 8-K/A except for the addition of the exhibits listed in Item 9.01(d) of this Current Report on Form 8-K/A.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

LimFlow’s audited consolidated financial statements as of December 31, 2022 and September 30, 2023, and for the year ended December 31, 2022 and for the nine months ended September 30, 2023 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, giving effect to the Acquisition, which includes the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023, is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

The unaudited pro forma financial information included in this Current Report on Form 8-K/A has been presented for informational purposes only, as required by the disclosure requirements of Form 8-K, and is not necessarily indicative of the actual financial position or results of operations that the Company would have realized had the companies been combined as of the dates or during the periods presented, nor is it intended to be indicative of any anticipated combined financial position or future results of operations that the Company may achieve after the Acquisition.

(d) Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
23.1	Consent of BDO USA, P.C, independent auditor of LimFlow S.A.
99.1
LimFlow S.A.’s audited consolidated financial statements as of December 31, 2022 and September 30, 2023, and for the year ended December 31, 2022 and the nine months ended September 30, 2023, and related notes.

99.2
The unaudited pro forma condensed combined financial information of Inari Medical, Inc., giving effect to the acquisition of LimFlow S.A., which includes the unaudited pro forma condensed combined balance sheet as of September 30, 2023, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and for the nine months ended September, 2023 and the related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INARI MEDICAL, INC.

Date:	January 31, 2024	By:	/s/ Mitchell Hill
Mitchell Hill Chief Financial Officer (Principal Financial Officer)